                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) January 19, 1994
                                                 ----------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- ----------------------------        ------------    -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
                                                          --------------

Item 5.  Other Events

                 Information contained in a News Release dated January 19, 1994, together with an executive summary of the Plan of Reorganization for Columbia Gas Transmission Corporation filed with the United States Bankruptcy Court for the District of Delaware on January 18, 1994, are incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                            The Columbia Gas System, Inc
                                                            ----------------------------
                                                                    (Registrant)




                                                            By    /s/ R. E. Lowe
                                                              ---------------------------
                                                                      R. E. Lowe
                                                                   Vice President &
                                                                      Controller

Date:  January 19, 1994

Contacts:          Media -     W. R. McLaughlin (302) 429-5443
                               H. W. Chaddock (302) 429-5261
                               D. R. Dodrill (302) 429-5444
                   Analysts -  T. L. Hughes (302) 429-5363
                               K. P. Murphy (302) 429-5471


FOR USE AFTER 8:15 A.M., JANUARY 19, 1994


        COLUMBIA GAS TRANSMISSION FILES CHAPTER 11 REORGANIZATION PLAN;
                  COLUMBIA GAS SYSTEM'S PLAN TO BE FILED LATER


WILMINGTON, DEL. -- Columbia Gas Transmission Corp., the principal pipeline subsidiary of The Columbia Gas System, Inc. (NYSE:CG), filed its Chapter 11 reorganization plan and disclosure statement with the U.S. Bankruptcy Court for the District of Delaware late Tuesday.

The plan has a total value of $3.3 billion. It proposes paying 100 percent for all priority, administrative and secured claims and offers various classes of general unsecured creditors, including producers whose gas supply contracts were rejected by Columbia Transmission, between 80 and 100 percent of its projection of their allowable claims.

Columbia Transmission Chairman James P. Holland said the plan offers a "balanced and practical business solution to the complex litigations that have slowed the progress of the proceedings."

Although Columbia Transmission's plan utilizes June 30, 1994, as an assumed date of emergence, the actual date will be determined by the time required to complete the bankruptcy process and obtain necessary creditor, judicial and regulatory approvals. Holland said Columbia Transmission has requested that the Bankruptcy Court defer required proceedings on the plan in order to permit discussions of the plan and its proposed settlements with its creditors and their official representatives.

Both Columbia Transmission and its parent company have been operating as debtors-in-possession under Chapter 11 of the Federal Bankruptcy Code since July 31, 1991.

Under the plan, Columbia Transmission will remain a wholly-owned subsidiary of The Columbia Gas System, Inc., will continue to offer an array of competitive transportation and storage services, and will retain ownership of its 18,900 mile pipeline network and related facilities.


                                     (more)

Columbia Gas System Chairman John H. Croom said the plan filed by Columbia Transmission will be financially supported by the parent company and has the endorsement of the parent company's Board of Directors, its Equity Committee and its Official Committee of Unsecured Creditors.

Croom said it is anticipated that both companies will emerge from Chapter 11 simultaneously even though the parent company's plan will be filed at a later date.

The $3.3 billion distribution proposed in Columbia Transmission's plan is based on an estimated value for the company of $3.1 billion and includes significant parent company financial contributions, which may include up to $100 million in market value of Columbia common stock, as well as other parent company non-monetary contributions. Under the plan, the litigation pending in the Bankruptcy Court challenging the status of the parent company's debt investments in Columbia Transmission and certain intercompany transfers would be terminated.

Holland said the parent company, in order to make more cash available to satisfy other creditors' claims, has agreed to accept debt securities of reorganized Columbia Transmission and all its equity in payment of its $1.75 billion of secured claims. In addition, the parent company has also consented to reorganized Columbia Transmission assuming responsibility for public environmental enforcement agency claims.

While the plan proposes paying the parent company's secured debt in full, its unsecured debt would be paid at the same level as other similar unsecured claims.

Columbia Transmission's proposed business solution will offer to producers, whose gas supply contracts were rejected or who have pre-petition claims under those contracts, individual, specific settlements that are based upon uniform assumptions and principles and which, in Columbia Transmission's view, are fair and reasonable settlement values. These specific settlement proposals are being developed and will be filed as an adjunct to the plan. TCO estimates that aggregate distributions to producers under the plan should come to approximately $900 million.

The plan also provides that distribution company customers of Columbia Transmission will receive virtually all of their refund claims.

Holland said that, under bankruptcy procedures, when Columbia Transmission's disclosure statement has been approved by the Bankruptcy Court, it and the reorganization plan will be sent to the company's creditors for voting. He noted that, although the plan as filed does not have the endorsement of Columbia Transmission's Official Committee of Unsecured Creditors, "the company is now in discussions with major creditors and the Official Committees and, while I am hopeful that these discussions will produce positive results, they are still in a preliminary stage."
                                     # # #

I.    SUMMARY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

      A.    Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

      B.    Executive Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.   The Debtor and its Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            2.   The Problems that Led to TCO's Chapter 11 Petition . . . . . . . . . . . . . . . . . . . . . . .   3
            3.   TCO'S Business Operations and Financial Performance and Prospects  . . . . . . . . . . . . . . .   4
            4.   Obstacles to Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
            5.   The Cornerstones of the TCO Plan:  The Columbia Omnibus Settlement
                 and the Proposed Settlements of all Major Controversies  . . . . . . . . . . . . . . . . . . . .   6
            6.   Major Bankruptcy Court Controversies in TCO's Chapter 11 Proceedings
                 and their Proposed Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 a.   Challenges on behalf of the TCO Estate to Columbia's Claims and to Certain
                      Transfers of TCO Assets to or for the Benefit of Columbia   . . . . . . . . . . . . . . . .   7
                 b.   Objections to Producer Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 c.   Proposed Settlements of the Intercompany Claims and the Producer Claims   . . . . . . . . .  11
                 d.   Challenges to Customer Refunds by the TCO Creditors' Committee  . . . . . . . . . . . . . .  13
                 e.   Pre-petition Disputes Between TCO and Appalachian Producers--"Enterprise
                      Energy" Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 f.   IRS Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 g.   Environmental Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            7.   NGA/FERC Controversies and their Proposed Resolutions  . . . . . . . . . . . . . . . . . . . . .  17
                 a.   The Baltimore Gas and Electric Appeal   . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 b.   TCO's 1990 Rate Case Settlement
                      (NGA Section 4(e))  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 c.   TCO's Entitlements to Recoveries from its Customers   . . . . . . . . . . . . . . . . . . .  19
            8.   Valuation of the TCO Estate and Considerations for Settlement of the Intercompany Claims . . . .  19

      C.    Distributions Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

      D.    Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

      E.    Conclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

I.    SUMMARY

      A.    INTRODUCTION

      On July 31, 1991, Columbia Gas Transmission Corporation ("TCO")1 and its

parent company, The Columbia Gas System, Inc.  ("Columbia"), each filed voluntary petitions for reorganization under Chapter 11 of title 11 of the

United States Code, 11 U.S.C. Section Section  101, et seq. (the "Bankruptcy

Code").  On January 18, 1994, TCO filed its plan of reorganization (the

"Plan").

      This Disclosure Statement is submitted by TCO in connection with its solicitation of acceptances of the Plan.

      B.    EXECUTIVE SUMMARY

            1.   THE DEBTOR AND ITS BUSINESS

      TCO owns and operates an 18,900 mile natural gas ("gas") transmission pipeline network and related extensive underground gas storage fields that serve parts of sixteen states in the Northeastern, Mid-Atlantic, Midwestern and

Southeastern regions and the District of Columbia.  TCO's Customers are various affiliated and unaffiliated gas distribution companies, gas marketers and end users of gas.  Its rates, charges, services and facilities are subject to regulation by the Federal Energy Regulatory Commission ("FERC"), primarily pursuant to the Natural Gas Act, 15 U.S.C. Section Section  717, et seq.

("NGA").





- --------------------

1 Terms not otherwise defined in this Section I shall have the meaning ascribed to them in the Plan or in subsequent
    Sections of this Disclosure Statement.

      TCO is a wholly owned subsidiary of Columbia, which is a registered public utility holding company under the Public Utility Holding Company Act of

1935, as amended, 15 U.S.C. Section Section  79, et seq. ("HCA").  Columbia's

sixteen other operating subsidiaries are engaged in the exploration,

production, marketing, transmission and distribution of natural gas and other energy operations such as cogeneration.  Pursuant to the HCA, Columbia's external and intercompany financing activities, including certain transactions contemplated by the Plan, and certain of its intercompany contractual relationships and various other matters are regulated by the Securities and

Exchange Commission ("SEC").

      Prior to the mid-1980s, TCO operated principally as a "merchant" of gas,

purchasing gas from Producers and other pipeline companies and reselling it to distribution companies.  Thereafter and until November 1, 1993, consistent with a series of significant changes occurring in Federal regulatory policy, TCO's

"merchant" activities declined and a steadily increasing portion of its business was as a transporter of gas and provider of gas storage services for its Customers.  Since November 1, 1993, following a fundamental change in the gas industry brought about by FERC under its Order No. 636, TCO no longer conducts significant gas merchant activities and is presently almost entirely engaged in the business of transporting and storing gas for its Customers.

            2.   THE PROBLEMS THAT LED TO TCO'S CHAPTER 11 PETITION

      TCO's Chapter 11 filing was precipitated by a combination of events that adversely affected its physical operations and financial viability.  Most notable were (i) its continuing contractual obligations to purchase gas at prices above those at which it was able to market gas and (ii) federal legislative and regulatory actions, instituted years after TCO's gas purchase contracts were signed, that significantly impacted TCO's ability to sell the gas it had contracted to buy and to recover its costs from its Customers.

These problems were exacerbated by record-setting warm weather, which caused spot market prices for gas to plunge and created excess transportation capacity, thus making an unexpected and persistent oversupply of bargain-priced gas available to TCO's Customers.  As a result, TCO's ability to market its gas was severely undercut, substantially reducing both sales volumes and revenues.

      After completing studies in early June 1991 that revealed the magnitude of TCO's gas supply problems, Columbia announced on June 19, 1991 that the present value of losses associated with TCO's above-market-priced gas purchase contracts could exceed $1 billion and that a substantial portion of that amount could be charged to income in the second quarter and that the dividend on

Columbia's common stock was being suspended.

      Columbia immediately initiated negotiations with banks in an effort to reestablish lines of credit that were interrupted by the June 19 announcement, and TCO promptly proposed a comprehensive producer settlement plan (the "PSP") that offered to buy out producers' contracts and settle other contractual disputes for a pro rata share of $600 million of TCO debt obligations.  Progress was made in both areas of negotiation.  However,

agreements could not be concluded before TCO's and Columbia's available cash resources were exhausted, forcing both to seek Chapter 11 protection at the end of July.

          3.   TCO'S BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE AND PROSPECTS

      Subsequent to the filing of its Chapter 11 petition, TCO rejected, as permitted by the Bankruptcy Code, more than 4,000 gas purchase contracts.  The

Producer counterparties to these contracts filed Claims for rejection damages in excess of $13 billion (an amount which in TCO's view greatly inflates the aggregate allowable amounts for such Claims).  Producers also filed other

Claims based on pre-filing contractual disputes relating to pricing and take-or-pay obligations in amounts significantly in excess of TCO's estimates of its liabilities with respect to such disputes.

      Rejection of the above-market-price contracts enabled TCO to purchase market-priced gas which reduced its sales rate to competitive levels.

Accordingly, TCO has recorded substantial operating profits and accumulated a cash balance of approximately $1 billion (net of customer refunds) as of

December 31, 1993 confirming that, aside from the problem contracts, there was not and is not anything basically wrong
with TCO's operations or business position.  TCO expects to continue to generate substantial operating profits in the future under Order No. 636 by providing an array of competitively-priced FERC-approved transportation and storage services to its customers.

      Under Order No. 636, pipelines such as TCO have the right to recover from their Customers various costs resulting from the mandated transition from merchants to transporters.  However, FERC has determined that, with minor exceptions, TCO is not eligible to recover costs arising from its rejection of

Producers' gas supply contracts.  The ultimate level of TCO's other recoupable transition costs has not been determined.

      Since the inception of its Reorganization Case, TCO has been burdened by substantial reorganization expenses which are expected to total approximately

$66 million by mid-1994.  Moreover, the largest Claims against the TCO estate for money borrowed are held by Columbia and are secured by substantially all of

TCO's assets.  This indebtedness bears interest at rates substantially higher than those earned by TCO on its excess cash because of limitations on TCO's temporary investments.  As a result, the growth in TCO's secured interest obligations (the status of which has been challenged by the Intercompany Claims described below) has exceeded its interest earnings on its cash available for debt service by an amount exceeding $300 million when projected to June 30,

1994.

            4.   OBSTACLES TO REORGANIZATION

      In contrast to the situation of many other Chapter 11 debtors,

reorganization of TCO has not been hampered by unprofitable or marginal business operations.  Rather, in TCO's case the achievement of the Chapter 11 objective of reorganization has been impacted by the enormity and complexity of the disputed and contingent Claims filed against it by unaffiliated Creditors and by the attempts on behalf of those Creditors to obtain recoveries on such

Claims from the assets of the Columbia estate.  In addition, TCO's status as a regulated gas transmission company under the NGA and its resulting obligations has brought into the bankruptcy forum creditors' rights issues which are greatly complicated by public law issues arising under the NGA.

      Thus, there are now pending before the Bankruptcy Court, or in some instances before other tribunals, several disputes of material significance to

TCO's reorganization and their final adjudications would both involve heavy expense and result in lengthy delays in realizations by Creditors on their

Claims against TCO.

            5. THE CORNERSTONES OF THE TCO PLAN: THE COLUMBIA OMNIBUS SETTLEMENT AND THE PROPOSED SETTLEMENTS OF ALL MAJOR CONTROVERSIES

      The Plan is predicated on an offer by Columbia pursuant to which (i)

Columbia will retain ownership of TCO, (ii) TCO will be able to distribute to its Creditors $3.3 billion in money or money's worth, (iii) Creditors other than Columbia would share
in distributions of over $1.2 billion in cash (or up to $100 million in market value Columbia common stock) and (iv) the recoveries of such other Creditors would not (with minor exceptions) be diminished by the environmental liabilities of the TCO Estate.

      The TCO Plan is also predicated on TCO's and Columbia's belief that it is in the best interest of all concerned that TCO be reorganized without awaiting final adjudication of the numerous significant controversies affecting the TCO estate--controversies involving large notional dollar sums and various levels of merit or lack thereof.  Thus, as made possible by the benefits of the

Columbia offer, the TCO Plan proposes settlements of these controversies.

            6. MAJOR BANKRUPTCY COURT CONTROVERSIES IN TCO'S CHAPTER 11 PROCEEDINGS AND THEIR PROPOSED RESOLUTIONS

                 A. CHALLENGES ON BEHALF OF THE TCO ESTATE TO COLUMBIA'S CLAIMS AND TO CERTAIN TRANSFERS OF TCO ASSETS TO OR FOR THE BENEFIT OF COLUMBIA

      To avoid possible conflicts of interest and with the approval of Columbia and of the Bankruptcy Court, TCO granted to its Creditors' Committee the prerogative of asserting challenges to Columbia's Claims against TCO and of bringing possible avoidance actions under the Bankruptcy Code against Columbia and other subsidiaries of Columbia.  The Creditors' Committee brought an action

(later joined in by the TCO Customers' Committee) against Columbia and one of its other subsidiaries, Columbia Natural Resources Corporation ("CNR"), seeking to
recharacterize as equity, or to subordinate, debt claims against TCO held by

Columbia, to reclaim various payments made by TCO to Columbia in respect of its investments in TCO and to set aside the transfer by TCO to CNR of various oil,

gas and coal properties allegedly made for inadequate consideration and at a time when TCO allegedly was insolvent (the "Intercompany Claims").

      Columbia moved for dismissal or judgment in its favor on the pleadings,

without trial, on Intercompany Claims other than those that related to alleged fraudulent transfers.  Virtually simultaneously, the Creditors' Committee sought to remove to the United States District Court the complaint it had filed in the Bankruptcy Court.  This attempted removal was rejected by the District

Court and, after appeal by the Creditors' Committee, by the United States Court

of Appeals for the Third Circuit.

      These removal efforts suspended consideration by the Bankruptcy Court of

Columbia's motion for fifteen months.  In the interim, however, extensive documentary and testimonial discovery was conducted by the Creditors' Committee and the Customers' Committee.  Based on this discovery record, in May and June

1993, Columbia and the Creditors' Committee filed substantial supplementary papers, in effect converting the original Columbia motion into a motion for partial summary judgment.  No disposition of that motion has yet occurred.

      Columbia's requests for pre-trial discovery from certain of TCO's

Producer Creditors has been opposed by those Creditors but is expected to proceed shortly. Subject to the Bankruptcy Court's calendar, it has been agreed that the parties will be ready to proceed to a trial on the committees' complaint by June 1994.

      Columbia initiated settlement discussions with respect to the

Intercompany Claims with the Creditors' Committee in December 1992.  Those discussions proved fruitless.

      The TCO Plan incorporates an offer by Columbia in settlement of the

Intercompany Claims directly to TCO's unaffiliated Creditors, the potential beneficiaries of those Claims.

                 B.   OBJECTIONS TO PRODUCER CLAIMS

      In March 1992, TCO presented to the Bankruptcy Court a proposal to expedite and simplify resolution of Disputed Producer Claims.  Following negotiations among TCO, its Creditors' Committee and other interested parties,

the Bankruptcy Court entered a procedural order that provided for (i) the appointment of a Claims Mediator, (ii) initial resolution of issues generic to all or large categories of gas supply Contract Rejection Claims, and (iii)

subsequent resolution of issues specific to particular rejected gas supply contracts.  This procedural order also provides for estimation of other

Producer Claims against TCO.  By agreement, Charles Normandin, Esq. was appointed Claims Mediator and John Norris, Esq. was appointed to advise Mr.

Normandin with respect to the natural gas law aspects of the proceedings.

      Extensive evidentiary hearings before the Claims Mediator with respect to

Producer positions on generic issues relating to Contract Rejection Claims have now been concluded and the parties are awaiting his recommended decisions on implementation of such Producer positions.  Possible hearings on TCO's position on the proper method for estimation of these Claims has been deferred until after rulings on the Producers' proposals.

      Based on the existing record, in TCO's judgment, the positions taken by all Producers before the Claims Mediator and the evidence presented demonstrate that the total level of allowable Contract Rejection Claims generically determined does not exceed 1/10th of the $13 plus billion asserted in the

Claims as filed and is likely to be between $600 million and $950 million.

Acceptance of certain positions advanced by TCO on the evidence of record, as well as TCO's as yet unheard defenses, could decrease substantially this range of possible aggregate outcomes.  Resolution of the contract-specific issues not yet presented could increase or decrease individual Claims materially but should not significantly alter the range of possible aggregate outcomes.  In

TCO's judgment, the maximum aggregate level of Contract Rejection Claims as finally allowed should not exceed $1.3 billion in the worst plausible case.

      The Plan contemplates Producer-specific settlements of all or mostly all

Contract Rejection Claims and other Producer Claims and assumes aggregate levels for the ultimate allowances

(by virtue of settlement or adjudication) of all Producer Claims.

                 C. PROPOSED SETTLEMENTS OF THE INTERCOMPANY CLAIMS AND THE PRODUCER CLAIMS

      TCO and Columbia believe that the past two and one-half years of proceedings have sufficiently informed all concerned to permit them to exercise sound business judgments in favor of settlements liquidating Producer Claims and resolving the Intercompany Claims in order to permit prompt receipt of payments by all Creditors without the further expense and other financial detriments of continued litigation and delay.

      The remedies sought in the Intercompany Claims taken at face value would enlarge the asset values of the Estate available for distribution to its unaffiliated Creditors by an amount far in excess of the aggregate amount that

TCO believes will be the allowable total of all such Claims.  Thus, the maximum practical benefit to TCO's unaffiliated Creditors of any final adjudication of the Intercompany Claims in favor of the Estate is primarily a function of the allowable level of Claims, especially of the Producers' Claims.  Final adjudication of the Intercompany Claims would likely consume at least another year and, even with the facilitating Estimation Procedures described below,

final quantification of the Producer Claims would likely require an additional two years.

      The Plan provides for the settlement of the Intercompany Claims by the acceptance of the offer, described below, being made by Columbia to the TCO

Estate.  By virtue of its
incorporation in the Plan, the settlement offer is made directly to TCO's unaffiliated Creditors as the potential beneficiaries of the Intercompany

Claims.

      The fairness of the proposed settlement will be subject to approval by the Bankruptcy Court, both in TCO's Chapter 11 proceedings and in Columbia's

Chapter 11 proceedings.

      In addition, the Plan contemplates specific, individual settlement values for all or most unliquidated Producer Claims.  These proposed consensual quantifications of Claims for allowance reflect the application of various assumptions and principles on a consistent basis for all such Claims of a particular type with considerations of significant Claim-specific issues where appropriate.  Based on these proposed Claims levels, the TCO Plan provides a high percentage payout on all Allowed Unsecured Claims.

      The Plan offers prospective payouts to Producers that provide a substantial increase over the PSP offered by TCO to Producers in mid-1991 for the resolutions of outstanding disputes and the buyout of burdensome long-term gas supply contracts.  In light of the information available concerning industry experience with buyouts and renegotiations of long-term gas supply contracts (e.g., FERC filings which show a total of $8.2 billion of settlements and payments in respect of above-market-price commitments of some $44 billion in the 1985-89 period), TCO believes that the amounts offered to Producers under the Plan for Contract Rejection Claims exceed what

Producers could reasonably have expected to have obtained absent bankruptcy through the negotiation of contract terminations.

      Thus, the Plan proposes to make the Producers with Contract Rejection

Claims essentially whole relative to the position they would have been in if

TCO had never filed its Chapter 11 petition.  The Plan also provides substantial compensation for other Producer Claims that compares very favorably with industry experience of settlements of such Claims in the absence of bankruptcy.

      D.   CHALLENGES TO CUSTOMER REFUNDS BY THE TCO CREDITORS' COMMITTEE

      Shortly after the commencement of the Reorganization Case, TCO moved the

Bankruptcy Court for permission to honor its obligations under the NGA to flow through refunds to its Customers received by TCO from upstream pipeline suppliers.  TCO estimates the amounts of such refunds arising prior to the

Petition Date subject to flow through to be approximately $180 million including interest earned as of June 30, 1994.  Of that amount, approximately

$35 million was received pre-petition and approximately $145 million has been or will be received post-petition.

      The Creditors' Committee opposed TCO's motion and asserted that all

Refund Obligations should be treated as Unsecured Claims.  The legal issues raised have now been litigated through the United States Court of Appeals for the Third Circuit, which affirmed the Bankruptcy Court's conclusions that (i)

flow through Refund Obligations to Customers arising from TCO's post-petition refund collections from upstream pipelines must be passed on to

Customers in accordance with the NGA and (ii) flow through Refund Obligations arising from its pre-petition refund collections must be passed on but only to the extent of TCO's "lowest intermediate cash balance" (deemed to be a "trust fund" and calculated at about $3.3 million) in the interval between the collections and the filing of the Chapter 11 petition.  As a result, the remainder of such obligations with respect to pre-petition collections have the status of Unsecured Claims.  Review of the Third Circuit's determinations is now being sought from the United States Supreme Court.

      The Plan is consistent with the decision of the Third Circuit.  The possibility of Supreme Court review and the consequences of any reversal by that Court of the decisions of the Third Circuit do not, in TCO's judgment,

justify postponement of consideration of the Plan.  The Plan provides for a distribution of at least 90% on Customers flow through Refund Claims which have been denied priority by the Third Circuit, as well as for certain other Refund

Claims, provided Customers waive possible recoveries under the Baltimore Gas &

Electric Appeal (described below in Section I.B.7.a, "NGA/FERC Controversies and their Proposed Resolutions; The Baltimore Gas and Electric Appeal") and

agree not to challenge TCO's recovery from Customers of certain amounts paid to claimants under the Plan as well as its recoveries of payments made to upstream pipelines pursuant to negotiated exit fee arrangements under Order No. 636.

                 E. PRE-PETITION DISPUTES BETWEEN TCO AND APPALACHIAN PRODUCERS--"ENTERPRISE ENERGY" LITIGATION

      Prior to the filing of its Chapter 11 petition, TCO entered into a

Federal court-approved settlement with members of a class of Appalachian gas

Producers on whose behalf TCO had been sued for alleged improper application of a pricing provision common to several of its standard forms of Appalachian gas purchase agreements.  This settlement covered alleged liabilities and claims calculated by TCO to amount to about $115 million for the period 1985 through

1990 and provided for certain changes in these agreements.  The first $15 million of the cash consideration for the settlement was paid prior to the

Petition Date, but the final $15 million installment of the agreed-upon settlement payment remained due and owing on that date.  Many of these

Producers have filed Claims on the assumption that the settlement is void because of nonpayment of this final installment.

      In addition, a number of Producers had "opted out" of the class action prior to settlement and have Filed Claims in the Chapter 11 proceedings based upon an assumed ruling favorable to them as to the contract interpretation dispute involved in the class action.

      The Plan proposes payment of the remaining installment due on the class action settlement and settlements with the "opt out" Producers in the amounts payable on their claims had they remained members of the class.

                 F.   IRS CLAIM

      The Internal Revenue Service has filed against TCO and Columbia a priority income tax liability Claim for more than half a billion dollars.  An agreement in principle has been reached to settle this Claim and all other open issues for tax years 1983-90 (and the net effect of this agreement in principle was booked in 1993).  TCO's portion of this settlement is approximately $137.4 million.  The Plan assumes that this settlement will be implemented.  A portion of this amount should operate to reduce future tax liabilities producing a net cost to TCO of approximately $94.1 million including interest through June 30,

1994.

                 G.   ENVIRONMENTAL LIABILITIES

      TCO, like most other pipeline companies, is subject to environmental liabilities arising from its past operations (as well as the need to incur further costs to bring all of its operations into compliance with newer stricter environmental protection standards).

      As a Chapter 11 debtor, TCO may require that all of its pre-petition environmental liabilities and their rankings as Claims against the TCO Estate be determined in the Bankruptcy Court.  Similarly, the costs of TCO's post-petition compliance with environmental obligations are an expense of the administration of its Estate and it may require that such costs be determined and dealt with as part of its reorganization. However, exercise of these rights would require lengthy and costly Bankruptcy Court proceedings and would result in a significant diminution of the recoveries by all Unsecured

Creditors of TCO.  Under the Columbia offer on which the TCO Plan is based these consequences to Creditors are avoided.

            7.   NGA/FERC CONTROVERSIES AND THEIR PROPOSED RESOLUTIONS

      Settlements, as opposed to litigation through final adjudication, of pipeline/customer disputes arising in FERC proceedings is a common practice in the gas industry.  TCO believes that its status as a Chapter 11 debtor does not conflict with this industry practice but, instead, makes it even more appropriate.

                 A.   THE BALTIMORE GAS AND ELECTRIC APPEAL

      There is now pending before the United States Court of Appeals for the

District of Columbia an appeal by Customers of a FERC determination that TCO is entitled to recover from its Customers charges paid by TCO to its upstream pipeline suppliers amounting to $122 million plus interest.  This appeal has long been pending and, in TCO's judgment, is without merit.  As part of a comprehensive settlement of Customer Claims, the Plan proposes settlement of all nonpriority flow through Refund Claims and waiver by the Customers of all

Claims which might arise should prosecution of the appeal result in a Court of

Appeals decision requiring further FERC action adverse to TCO. See Section I.B.6.d, "Challenges to Customer Refunds by the

TCO Creditors' Committee."

                 B.   TCO'S 1990 RATE CASE SETTLEMENT
                      (NGA SECTION 4(E))

      In 1990, TCO filed with FERC proposed higher rate levels and, as provided by the NGA, on November 1, 1990 began to collect such higher rates from its

Customers subject to an obligation to refund to them any portion of such higher collections determined to be in excess of "just and reasonable" rates.  The pre-petition and post-petition collections subject to refund total approximately $135 million, of which approximately two-thirds relate to pre-petition periods.  A settlement of this rate case has been negotiated and approved by FERC.  If implemented, it would establish TCO's refund obligations at approximately $58.5 million for the pre- and post-petition periods plus

FERC-prescribed interest to the date of payment.  However, this settlement is conditioned on Bankruptcy Court approval of the payment by TCO of the full refund, including interest.  The Bankruptcy Court is now considering this proposed settlement and the Plan assumes that it will be approved.

      In December 1991, TCO placed into effect proposed rates at a higher level than provided for in its 1990 filing.  This rate filing, which covered entirely post-petition periods, was subsequently settled.  The settlement, and the payment of the refunds thereunder, has been approved by FERC and the Bankruptcy

Court.

                 C.   TCO'S ENTITLEMENTS TO RECOVERIES FROM ITS CUSTOMERS

      The TCO Plan is conditioned on assurance of specified levels of recoveries by TCO from its Customers of previously unrecouped gas and non-gas costs and of costs incurred to terminate its obligations to upstream pipelines.

It is neither predicated nor conditioned on any recovery by TCO from its

Customers of amounts paid to Producers in respect of their Contract Rejection

Claims.

            8. VALUATION OF THE TCO ESTATE AND CONSIDERATIONS FOR SETTLEMENT OF THE INTERCOMPANY CLAIMS

      The TCO Plan is based on the mid-point of an estimated range of value, as of June 30, 1994, for the Estate (exclusive of any settlement value to it of the Intercompany Claims) of between $3.0 billion and $3.2 billion.  This estimated range of value is predicated on, among other things, the current business plans and related projections of TCO's management (which assume no acceleration of TCO's liabilities to public environmental protection agencies).

      The TCO Plan is based on an omnibus proposal by Columbia to settle the

Intercompany Claims and to facilitate reorganization consisting of:

            (a)  satisfaction of the value of its Secured Claims against TCO in debt and equity securities of TCO;

            (b)  the cash monetization for the benefit of TCO's other Creditors of TCO's value in excess of the amount of Columbia's Secured Claims;

            (c)  the cash, or, to the extent of $100 million, market value of

      Columbia common stock necessary to bring the aggregate distribution to

      $3.3 billion; and

            (d)  avoidance of the delay in and diminution of Creditors'

      recoveries from the Estate consequent to (i) a waiver of TCO's right to impose a Bar Date on most pre-petition Claims against the Estate by public environmental enforcement agencies, and (ii) the assumption of such Claims by Reorganized TCO as a wholly owned subsidiary of Columbia.

The sum of these considerations cannot be expressed as a precise dollar amount but Columbia believes they constitute, in the aggregate, a fair valuation of the Estate plus a fair settlement of the Intercompany Claims.

      C.    DISTRIBUTIONS UNDER THE PLAN

      Pursuant to the Plan, TCO will propose allowance levels, which may be proposed settlement levels, for all presently unliquidated or Disputed Claims.

      The Plan provides for:

      (a)   immediate payments in cash in full of all Priority Claims, all

Secured Claims held other than by Columbia, trust fund Claims and administrative expenses;

      (b)   satisfaction of Columbia's Secured Claims with restructured debt securities of Reorganized TCO and retention of its equity;

      (c)   immediate cash payment in full of Unsecured Claims of (or

voluntarily reduced to) $50,000 or less;

      (d)   immediate cash distributions on Unsecured Claims in amounts between

$50,000 and $250,000 (or voluntarily reduced to $250,000) of 95% plus possible subsequent distributions if required to bring total distributions to parity with the distributions on larger Unsecured Claims should they exceed 95%;

      (e)   immediate cash distributions on Claims that give rise to cost recovery rights by TCO from Customers of 90% plus possible subsequent distributions if required to bring total distributions to parity with distributions on other Unsecured Claims should they exceed 90%;

      (f)   immediate cash distributions (i) on Enterprise Energy Claims, of the remainder of the amounts due them pursuant to the class action settlement and (ii) on Claims of those Producers that opted out of the class, of amounts comparable to what they would have received under such settlement;

      (g)   immediate cash distributions to Customers (i) of the amounts to which they are entitled on a priority basis pursuant to the Third Circuit's decision on the Omnibus FERC Motion and, to the extent not theretofore distributed, the 1990 Rate Case Settlement and (ii) with respect to the balance of their Refund Claims, of 90% of the amounts thereof plus possible subsequent distributions if required to bring total distributions on such nonpriority

Claims to parity with distributions on other Unsecured Claims should they exceed 90%; and

      (h)   cash (or cash and Columbia common stock) distributions on other

Unsecured Claims (including Producer Contract Rejection Claims) upon their allowance by settlement or adjudication, of amounts estimated by TCO to be approximately 80% of the contemplated Allowed amounts thereof.

      In respect of some of the above Classes of Creditors, the treatments described above depend on the acceptance of the Plan by the relevant Class.

      D.    CONDITIONS

      Confirmation of the TCO Plan is subject to numerous conditions (all of which TCO believes can be satisfied or, if appropriate, amended or waived),

including the non-waivable condition that distributions on Claims that are

Allowed as of the Effective Date of the Plan be at least equal to 50% of the

Allowed amounts thereof (which, at Columbia's option, may be achieved by deferral of distributions on Columbia's and CNR's liquidated Unsecured Claims against TCO).

      E.    CONCLUSION

      TCO's Plan offers a business solution to the legal quicksand in which the bankruptcy proceedings have been mired for almost two and one-half years.  It is hoped that the Plan will be acceptable to a requisite majority of Creditors as a prompt, cost efficient, balanced, and most practical financial solution for all concerned.